Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Filed June 12, 1998) pertaining to the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan of our report dated June 30, 2005, with respect to the financial statements and supplemental schedule of the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants

July 8, 2005
West Palm Beach, Florida

F-13